                                                                     EXHIBIT 1.1
                                                                     -----------

                                  $45,000,000

                        MADISON GAS AND ELECTRIC COMPANY

                      Secured Medium-Term Notes, Series A

                Due from 9 Months to 35 Years from Date of Issue


                                AGENCY AGREEMENT
                                ----------------

                                                      __________________, 1994

[Agent(s)]
[Address(es)]


Dear Sirs:

          Madison Gas and Electric Company, a Wisconsin corporation (the "Company"), confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") with respect to the issue and sale by the Company of up to an aggregate of $45,000,000 in gross proceeds of its Secured Medium-Term Notes, Series A (the "Notes"). The Notes are to be issued from time to time pursuant to an indenture, dated as of March 1, 1994 (as it may be supplemented or amended from time to time, the "Indenture"), between the Company and M&I First National Bank, as trustee (the "Trustee"), and will be secured by the Company's first mortgage bond, 2029 Series (the "Collateral Bond") in the maximum principal amount of $45,000,000. The Collateral Bond will be issued under and secured as provided by the Company's Indenture of Mortgage and Deed of Trust dated as of January 1, 1946, under which Firstar Trust Company (formerly known as First Wisconsin Trust Company) is the trustee (the "First Mortgage Trustee"), as amended or supplemented by seventeen supplemental indentures thereto and as to be further amended and supplemented by an Eighteenth Supplemental Indenture dated as of March 1, 1994 (the "First Mortgage Supplemental Indenture") in the form heretofore delivered to the Agents (such Indenture as so amended and supplemented is herein referred to as the "First Mortgage Indenture" and the First Mortgage Indenture and the Collateral Bond are herein referred to collectively as the "Mortgage Documents").

          The Notes shall have the maturity ranges, annual interest rates, redemption provisions and other terms set forth in the Prospectus referred to in
Section 1(a) as such Prospectus may be amended or supplemented from time to time, including any supplement providing for the interest rate, maturity of and other terms applicable to any Note (a "Pricing Supplement"). The Notes will be issued, and the terms thereof established, from time to time, by the Company in accordance with the Indenture and the Procedures referred to below. This Agreement shall only apply to sales of the Notes and not to sales of any other securities or evidences of indebtedness of the Company.

          SECTION 1.  Representations and Warranties.
                      ------------------------------

          The Company represents and warrants to each Agent as of the date hereof, as of the Closing Date (defined herein) and as of the times referred to in Sections 6(a) and 6(b) hereof (the Closing Date and each such time being hereinafter sometimes referred to as a "Representation Date"), as follows:

          (a)  General.  A registration statement on Form S-3 (File No. 33-
               -------
________) with respect to the registration of $40,000,000 aggregate principal amount of the Notes and the First Mortgage Bonds of the Company, including a combined prospectus ("registration statement No. 33-______"), has been prepared and filed by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and was declared effective under the Act on _____________, 1994. In addition, a registration statement on Form S-3 (No. 33-46192) for the registration of $65,000,000 aggregate principal amount of the Company's First Mortgage Bonds ("registration statement No. 33-46192"), of which an aggregate of $60,000,000 principal amount has been previously issued under the Act, has been prepared and filed by the Company in conformity with the requirements of the Act and the Rules and Regulations of the Commission, and was declared effective under the Act on March 27, 1992. The Indenture and the First Mortgage Indenture have each been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). As used in this Agreement, the term (i) "Registration Statement" means such registration statement No. 33-______, as it may be amended or supplemented at a particular time, together with such registration statement No. 33-46192, as it may be amended or supplemented at a particular time, including, in the case of either such registration statement, all exhibits thereto and all documents which are, or are deemed to be, incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act; (ii) "Basic Prospectus" means at a particular time the combined prospectus included in the Registration Statement; and (iii) "Prospectus" means the Basic Prospectus and any amendments or supplements (including the applicable prospectus supplement and Pricing Supplement) relating to the Notes, as filed with the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of the Prospectus.

          (b)  Registration Statement, Prospectus and Indenture; Contents.  The
               ----------------------------------------------------------
Registration Statement and each Prospectus contain, and the Registration Statement and each Prospectus will contain as of the applicable Representation Date and at all times during each period during which, in the opinion of counsel for the Agents, a prospectus relating to the Notes is required to be delivered under the Act (each a "Marketing Period"), all statements which are required by the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Trust Indenture Act, and the rules and regulations of the Commission under such Acts; the Indenture and the First Mortgage Indenture, including any amendments and supplements to either thereof, each conform with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; and the Registration Statement and each Prospectus do not, and will not as of the applicable Representation Date and at all times during each Marketing Period, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no
                                   --------  -------
representation or warranty as to information contained in or omitted from the Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein or as to any statements in or omissions from the respective statements of eligibility and qualification on Form T-1 (each a "Form T-1") of the Trustee and the First Mortgage Trustee under the Trust Indenture Act.

          (c)  Due Incorporation and Qualification.  The Company and each of its
               -----------------------------------
subsidiaries (as defined in Rule 405 of the Rules and Regulations, and hereinafter called the "Subsidiaries") has been duly incorporated and is validly existing under the laws of its respective jurisdiction of incorporation, is duly qualified to do business as a foreign corporation in each jurisdiction in which its respective ownership of properties or the conduct of its respective businesses requires such qualification, and has the power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, as described in the Prospectus. The Company has full power and authority to execute and deliver and to perform its obligations under this Agreement, the Notes, the Indenture and each of the Mortgage Documents.

          (d)  No Defaults; Due Authorization.  Neither the Company nor any of
               ------------------------------
its Subsidiaries is in violation of its corporate charter or by-laws or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company or the Company and its Subsidiaries taken as a whole; the execution, delivery and performance of this Agreement, the Indenture, each applicable Purchase Agreement (as defined in Section 11), if any, and the Mortgage Documents and compliance by the Company with the provisions thereof have been duly authorized by all necessary corporate action and will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries (other than the lien created by the First Mortgage Indenture) pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, or result in a violation of the corporate charter or by-laws, of the Company or any of its Subsidiaries or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of its Subsidiaries or their respective properties. The Wisconsin Public Service Commission (the "Wisconsin PSC") has entered its order dated ____________, 1994 (the "Order") duly approving the issuance and delivery of the Notes, the execution and delivery of and performance by the Company of its obligations under the Indenture, the execution, delivery and performance of the First Mortgage Supplemental Indenture and the issuance of the Collateral Bond and the pledge thereof to secure the Notes as provided in the Indenture; the Order is in full force and effect and have not been modified or repealed in any respect; and, except as required by the Act, the Trust Indenture Act, the Exchange Act and applicable state securities laws, no other consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of the transactions contemplated by this Agreement, each applicable Purchase Agreement, if any, the Indenture or the Mortgage Documents.

          (e)  Material Changes or Material Transactions.  Except as described
               -----------------------------------------
in the Registration Statement and each Prospectus, (i) there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, condition (financial or other), results of operations or prospects of the Company or the Company and its Subsidiaries taken as a whole, and (ii) there has been no material transaction entered into by the Company or any of its Subsidiaries other than those in the ordinary course of business.

          (f)  Accountants.  Coopers & Lybrand, whose report appears in the
               -----------
Company's most recent Annual Report on Form 10-K, which is incorporated by reference in each Prospectus, are independent public accountants with respect to the Company and its Subsidiaries as required by the Act and the Rules and Regulations.

          (g)  Validity of the Indenture, the Notes and the Mortgage Documents.
               ---------------------------------------------------------------
(i) Each of the Indenture, the First Mortgage Indenture, the First Mortgage Supplemental Indenture and the Collateral Bond has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles); (ii) the Notes have been validly authorized for issuance and sale pursuant to this Agreement and, when the terms of the Notes and of their issue and sale have been duly established in accordance with the Indenture and this Agreement so as not to violate any applicable law or agreement or instrument then binding on the Company, and the Notes have been duly executed, authenticated, delivered and paid for as provided in this Agreement and the Indenture, the Notes will be validly issued and outstanding, and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and the security of the Collateral Bond; and (iii) the Notes, the Indenture and the Mortgage Documents conform to the descriptions thereof contained in each Prospectus.

          (h)  Execution and Delivery of this Agreement and Any Purchase
               ---------------------------------------------------------
Agreement.  This Agreement and the Purchase Agreement (if any), with respect to
- ---------
the Notes, have been duly authorized, and have been, or will be, as the case may be, duly executed and delivered by the Company.

          (i)  Lien of First Mortgage Indenture.  The First Mortgage Indenture
               --------------------------------
constitutes a valid perfected and directly enforceable first mortgage lien on all of the properties, rights and assets of the Company except certain properties which are not used or useful in the public utility business of the Company or are otherwise excluded from the lien of the First Mortgage Indenture by the terms thereof.

          (j)  Legal Proceedings.  There is no litigation or proceeding pending,
               -----------------
or to the knowledge of the Company threatened, which challenges the validity or enforceability of the Order, the Notes, the Indenture, the First Mortgage Indenture, the First Mortgage Supplemental Indenture or the Collateral Bond or which seeks to enjoin the performance by the Company of its obligations thereunder or hereunder and, except as described in the Prospectus, there is no litigation or proceeding pending, or to the knowledge of the Company threatened, which might result in any material adverse change in the condition (financial or other), results of operations, business, property or prospects of the Company (or of the Company and its Subsidiaries taken as a whole) or which is required to be disclosed in the Registration Statement.

          (k)  Financial Statements.  The audited financial statements included
               --------------------
or incorporated by reference in each Prospectus present and will present as of the applicable Representation Date and at all times during each Marketing Period, fairly, the consolidated financial condition and results of operations, changes in common stock, stockholders' equity and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been, and will be as of the applicable Representation Date and at all times during each Marketing Period, prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the period or periods involved except as noted therein; and the supporting schedules included or incorporated by reference in each Prospectus present, and will present as of the applicable Representation Date and at all times during each Marketing Period, fairly the information required to be stated therein. The unaudited financial statements of the Company, if any, and the related notes, included or incorporated by reference in each Prospectus are, and will be, as of the applicable Representation Date and at all times during each Marketing Period, true, complete and correct, subject to normally recurring changes resulting from year-end adjustments, and prepared in accordance with the instructions to Form 10-Q or Form 8-K (as the case may be).

          (l)  Documents Incorporated by Reference.  The documents incorporated
               -----------------------------------
by reference into any Prospectus have been, and will be as of the applicable Representation Date and at all times during each Marketing Period, prepared by the Company in conformity with the applicable requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder; and such documents have been, or will be, as of the applicable Representation Date and at all times during each Marketing Period, timely filed as required thereby. Such documents, when read together with the other information in the Prospectus, do not, and will not on any Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (m)  Exhibits to Registration Statement.  There are no contracts or
               ----------------------------------
other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or which were required to be filed as exhibits to any documents incorporated by reference in any Prospectus by the Exchange Act or the rules and regulations of the Commission thereunder, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act, as the case may be.

          (n)  Licenses, Approvals and Consents.  The Company and each
               --------------------------------
Subsidiary has all licenses, approvals and consents for the conduct of its respective businesses the failure to have which would have a material adverse effect on the business of the Company (or of the Company and its Subsidiaries taken as a whole).

          (o)  True and Complete Documents.  The certificates delivered pursuant
               ---------------------------
to paragraph (g) of Section 5 hereof and all other documents delivered by the Company or its representatives in connection with the issuance and sale of the Notes and the issuance and pledge of the Collateral Bond were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, in all material respects true and complete.

          SECTION 2.  Solicitations as Agent.
                      ----------------------

          (a)  Appointment.  Subject to the terms and conditions stated herein,
               -----------
the Company hereby appoints each of the Agents as the exclusive agents of the Company for the purpose of soliciting or receiving offers to purchase the Notes from the Company by others. On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as the exclusive agents of the Company, to use its reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus. Except as otherwise provided herein, so long as this Agreement shall remain in effect with respect to any Agent, the Company shall not, without the consent of each such Agent, solicit or accept offers to purchase Notes otherwise than through one of the Agents; provided, however, that the Company expressly reserves the right to sell Notes directly to investors and to appoint other persons, partnerships or corporations ("Additional Agents") to act as its agent to solicit offers for the purchase of Notes pursuant to this Agreement; provided, further, each Additional Agent shall execute this Agreement and become a party hereto and thereafter the term "Agent" as used in this Agreement shall mean the Agents named herein and such Additional Agents.
Nothing in this Agreement shall limit the ability of the Company to sell Debt Securities other than the Notes through agents or underwriters other than the Agents.

          (b)  Suspension of Solicitation.  The Company reserves the right, in
               --------------------------
its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. Upon receipt of at least one business day's prior written notice from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "business day" shall mean any day which is not a Saturday or Sunday and which in New York City is not a day on which banking institutions are generally authorized or obligated by law to close.

          (c)  Agent's Commission.  Promptly upon the closing of the sale of any
               ------------------
Notes sold by the Company as a result of a solicitation made by an Agent, the Company agrees to pay such Agent a commission in accordance with the schedule set forth in Exhibit A hereto.

          (d)  Solicitation of Offers.  The Agents are authorized to solicit
               ----------------------
offers to purchase the Notes only in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000, at a purchase price equal to 100% of the principal amount thereof or such other principal amount as shall be specified by the Company. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by it as Agent. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised without advising the Company, to reject any offer to purchase the Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

          (e)  Administrative Procedures.  Administrative procedures respecting
               -------------------------
the sale of Notes (the "Procedures") are set forth in Exhibit B hereto and may be amended in writing from time to time by the Agents and the Company. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures.

          (f)  Delivery of Documents.  The documents required to be delivered by
               ---------------------
Section 5 hereof shall be delivered at the offices of ________________________, ______________, ___________, not later than 10:00 A.M., New York time, on the date of this Agreement or at such later time as may be mutually agreed upon by the Company and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of offers to purchase Notes hereunder (the "Closing Date").

          SECTION 3.  Covenants of the Company.
                      ------------------------

          The Company covenants and agrees:

          (a)  Delivery of Signed Registration Statement and Prospectus.  To
               --------------------------------------------------------
furnish promptly to the Agents and to their counsel a signed copy of the Registration Statement as originally filed and each amendment or supplement thereto, all documents incorporated therein by reference and all consents and exhibits filed therewith;

          (b)  Delivery of Other Documents.  To deliver promptly to the Agents,
               ---------------------------
and in such number as they may reasonably request, each of the following documents: (i) conformed copies of the Registration Statement, (ii) the Basic Prospectus, (iii) each Prospectus and (iv) any documents incorporated by reference in the Prospectus;

          (c)  Revisions to Prospectus - Material Changes.  If, during any
               ------------------------------------------
Marketing Period, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, or if it is necessary at any time to amend any Prospectus to comply with the Act, to notify the Agents promptly, in writing, to suspend solicitation of purchases of the Notes; and if the Company shall decide to amend or supplement the Registration Statement or any Prospectus, to promptly advise the Agents by telephone (with confirmation in writing) and to promptly, in writing, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that if during the period
                             --------  -------
referred to above any Agent shall own any Notes which it has purchased from the Company as principal with the intention of reselling them, the Company shall promptly prepare and timely file with the Commission any amendment or supplement to the Registration Statement or any Prospectus that may, in the judgment of the Company or the Agents, be required by the Act or requested by the Commission;

          (d)  Commission Filings.  To timely file with the Commission during
               ------------------
any Marketing Period, all documents (and any amendments to previously filed documents) required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act;

          (e)  Copies of Filings with Commission.  Prior to filing with the
               ---------------------------------
Commission during any Marketing Period, (i) any amendment or supplement to the Registration Statement, (ii) any amendment or supplement to any Prospectus or
(iii) any document incorporated by reference in any of the foregoing or any amendment of or supplement to any such incorporated document, to furnish a copy thereof to the Agents;

          (f)  Notice to Agent of Certain Events.  To advise the Agents
               ---------------------------------
immediately (i) when any post-effective amendment to the Registration Statement relating to or covering the Notes becomes effective, (ii) of any request or proposed request by the Commission for an amendment or supplement to the Registration Statement, to any Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information and to afford the Agents a reasonable opportunity to comment on any such proposed amendment or supplement, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order directed to any Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge to the accuracy or adequacy of any information included or document incorporated by reference in any Prospectus, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, (v) of any downgrading in the rating of the Notes or any other debt securities of the Company, or any proposal to downgrade the rating of the Notes or any other debt securities of the Company, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), as soon as the Company learns of any such downgrading or proposal to downgrade, (vi) any modification, extension, expiration or revocation of the Order and (vii) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or any Prospectus or which requires the making of a change in the Registration Statement or any Prospectus in order to make any material statement therein not misleading;

          (g)  Stop Orders.  If, during any Marketing Period, the Commission
               -----------
shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time;

          (h)  Earnings Statements.  As soon as practicable, but not later than
               -------------------
18 months, after the date of each acceptance by the Company of an offer to purchase Notes hereunder, to make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the latest of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance or (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations;

          (i)  Copies of Reports, Releases and Financial Statements.  So long as
               ----------------------------------------------------
any of the Notes are outstanding, to furnish to the Agents, not later than the time the Company makes the same available to others, copies of all public reports or releases and all reports and financial statements furnished by the Company to any securities exchange on which the Notes are listed pursuant to any requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder; and

          (j)  Blue Sky Qualifications.  To endeavor, in cooperation with the
               -----------------------
Agents, to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Agents may designate, and to maintain such qualifications in effect for as long as may be required for the distribution of the Notes; and to file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.

          (k)  Certain State Requirements.  The Company confirms as of the date
               --------------------------
hereof, and each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation, that the Company is in compliance with all provisions of Section 1 of the Laws of Florida, Chapter 92-198, An Act Relating
                                                                ---------------
to Disclosure of Doing Business with Cuba, and the Company further agrees that
- -----------------------------------------
if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

          SECTION 4.  Payment of Expenses.
                      -------------------

          The Company will pay:

          (i) the costs incident to the authorization, issuance, sale and delivery of the Notes, the issuance and pledge of the Collateral Bond and any taxes payable in either connection,

          (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto (including the Indenture and the Mortgage Documents),

          (iii) the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act,

          (iv) the costs of distributing the Registration Statement, as originally filed, and each amendment and post-effective amendment thereof (including exhibits), the Basic Prospectus, each Prospectus, any supplement or amendment to any Prospectus and any documents incorporated by reference in any of the foregoing documents,

          (v) the fees and disbursements of the Trustee, the Mortgage Trustee, any paying agent, any calculation agent and any other agent appointed by the Company, and their respective counsel,

          (vi) the costs and fees in connection with the recording and filing of the First Mortgage Supplemental Indenture,

          (vii) the costs and fees in connection with the listing of the Notes on any securities exchange,

          (viii) the cost of any filing with the National Association of Securities Dealers, Inc.,

          (ix) the fees and disbursements of counsel to the Company and counsel to the Agents,

          (x) the fees paid to rating agencies in connection with the rating of the Notes,

          (xi) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 3(j) hereof and of preparing and printing a Blue Sky Memorandum and a memorandum concerning the legality of the Notes as an investment (including fees and expenses of counsel for the Agents in connection therewith),

          (xii) all advertising expenses in connection with the offering of the Notes incurred with the consent of the Company and

          (xiii) other costs and expenses incident to the performance of the Company's obligations under this Agreement.

          SECTION 5.  Conditions of Obligations of Agents.
                      -----------------------------------

          The obligation of the Agents, as agents of the Company, under this Agreement to solicit offers to purchase the Notes, the obligation of any person who has agreed to purchase Notes to make payment for and take delivery of such Notes, and the obligation of any Agent to purchase Notes pursuant to any Purchase Agreement, is subject to the accuracy, on each Representation Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

          (a)  Registration Statement.  No stop order suspending the
               ----------------------
effectiveness of the Registration Statement or any part thereof nor any order directed to any document incorporated by reference in any Prospectus shall have been issued, no stop order proceeding shall have been initiated or threatened by the Commission and no challenge shall have been made to the accuracy or adequacy of any information included or document incorporated by reference in any Prospectus; any request of the Commission for inclusion of additional information in the Registration Statement or any Prospectus or otherwise shall have been complied with by the Company or withdrawn by the Commission; and the Company shall not have filed with the Commission any amendment or supplement to the Registration Statement or any Prospectus (or during any Marketing Period any document incorporated by reference therein) without the consent of the Agents.

          (b)  No Suspension of Sale of the Notes.  No order suspending the sale
               ----------------------------------
of the Notes in any jurisdiction designated by the Agents pursuant to Section 3(j) hereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened.

          (c)  No Material Omissions or Untrue Statements.  The Agents shall not
               ------------------------------------------
have discovered and disclosed to the Company that the Registration Statement or any Prospectus contains an untrue statement of a fact which, in the opinion of counsel for the Agents, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (d)  First Mortgage Indenture Requirements.  All conditions precedent
               -------------------------------------
and other requirements provided in Article III of the First Mortgage Indenture in connection with the authentication and delivery of the Collateral Bond shall have been duly satisfied by the Company and the Mortgage Trustee.

          (e)  Legal Matters Satisfactory to Counsel.  All corporate proceedings
               -------------------------------------
and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Indenture, the Mortgage Documents, the form of the Registration Statement, each Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Agents and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (f)  Opinion of Company Counsel.  On the Closing Date, the Agents
               --------------------------
shall have received the opinion, addressed to the Agents and dated the Closing Date, of Michael, Best & Friedrich, counsel for the Company, in form and substance satisfactory to the Agents and their counsel, to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Wisconsin, with corporate authority to own and operate its properties, and valid franchises, licenses and permits adequate for the conduct of its business, as described in the Prospectus;

          (ii) The Notes are in a form contemplated by the Indenture and have been duly authorized by all necessary corporate action and, when the terms of the Notes and of their issue and sale have been duly established in accordance with the Indenture and this Agreement so as not to violate any applicable law or agreement or instrument then binding on the Company, and when the Notes have been duly executed and authenticated as specified in the Indenture and delivered against payment therefor in accordance with this Agreement, the Notes will be legal, valid and binding obligations of the Company enforceable in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles), and entitled to the benefits of the Indenture and the security of the Collateral Bond;

          (iii) The execution, delivery and performance of this Agreement, the Purchase Agreements, if any, the Indenture and the Mortgage Documents and compliance by the Company with the provisions thereof will not conflict with, or result in any charge or encumbrance upon any of the assets of the Company (other than pursuant to the First Mortgage Indenture) pursuant to the terms of, or constitute a default under, any material agreement, indenture or instrument known to such counsel, or result in a violation of the Amended and Restated Articles of Incorporation or by-laws of the Company (as in effect on the date of such opinion) or any material order, rule or regulation (also as in effect on the date of such opinion) known to such counsel of any court or governmental agency having jurisdiction over the Company;

          (iv) The First Mortgage Indenture has been duly and validly authorized by the necessary corporate action, has been duly executed and delivered and constitutes a valid and legally binding instrument enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of mortgagees' and other creditors' rights or by general principles of equity; and the Collateral Bonds and the First Mortgage Indenture conform as to legal matters in all material respects with the statements concerning them made in the Prospectus;

          (v) The First Mortgage Indenture constitutes a valid, direct first mortgage lien for the benefit of all bonds issued thereunder, including the Collateral Bonds, subject to such permissible encumbrances as are defined therein, upon substantially all the permanent fixed properties of the Company (with the exception of such properties as are expressly excepted and excluded from such lien) now owned or hereafter acquired by the Company;

          (vi) The First Mortgage Indenture has been qualified under the Trust Indenture Act;

          (vii) The order of the Wisconsin Commission authorizing the issuance and sale of the Notes and the pledge of the Collateral Bonds has been duly entered and, to the best knowledge of such counsel, is still in force and effect; and no further approval, authorization, consent, certificate or order of any state or federal commission or regulatory authority is necessary with respect to the execution and delivery of the First Mortgage Supplemental Indenture, the issuance and sale of the Notes or the pledge of the Collateral Bonds, except that the offering and sale of the Notes and the pledge of the Collateral Bonds in certain jurisdictions may be subject to the securities or "blue sky" laws thereof, as to which such counsel need express no opinion;

          (viii) The Registration Statement has become effective under the Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or threatened under
     Section 8 of the Act; the Registration Statement, at the Effective Date, and the Prospectus, at the date it was filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b) (other than the financial statements and other financial and statistical information contained or incorporated by reference in the Registration Statement and the Prospectus, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the Act and the Trust Indenture Act and the applicable instructions, rules and regulations of the Commission thereunder; and the documents or portions thereof filed with the Commission pursuant to the Exchange Act and deemed to be incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion), at the time they were filed with the Commission, complied as to form in all material respects with the applicable requirements of the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder;

          (ix) Except as expressly stated in such counsel's opinion pursuant to the requirements of this Section 5(f), but otherwise without any independent check or verification, such counsel has no reason to believe that the Registration Statement, at the Effective Date (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the date it was filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b) or at the date of such opinion (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (x) To the best knowledge or such counsel, there is no default under any material indenture, mortgage, deed of trust, lease or other material agreement or instrument to which the Company is a party or by which the Company, or any of its property, is bound arising from the consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement or arising from compliance by the Company with all the terms and provisions of the First Mortgage Indenture;

          (xi) Except as described in the Prospectus, there is, to the best knowledge of such counsel, no action, suit, proceeding or investigation at law or in equity before or by any court, public board or body, pending or, to the best knowledge of such counsel, threatened against or affecting the Company wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated by this Agreement or the validity or enforceability against the Company of this Agreement, the First Mortgage Indenture, the Notes or the Collateral Bonds; and

          (xii) This Agreement has been duly authorized, executed and delivered by the Company.

          The Agents shall also be entitled to rely upon the opinions of such counsel delivered to the First Mortgage Trustee in connection with the issuance and authentication of the Collateral Bond.

          (g)  Opinion of Counsel for the Agents.  The Agents shall have
               ---------------------------------
received the opinion, addressed to the Agents and dated the Closing Date, of __________________________, counsel for the Agents, in form and substance satisfactory to the Agents and covering such matters as they shall request. ____________ shall be entitled to rely on the opinion of Michael, Best & Friedrich with respect to matters of Wisconsin law.

          (h)  Officers' Certificate.  The Company shall have furnished to the
               ---------------------
Agents on the Closing Date a certificate, dated the Closing Date, of its President, Chief Executive Officer and Chief Operating Officer and of any Vice President stating that:

          (i)  The representations, warranties and agreements of the Company in
     Section 1 hereof are true and correct as of the Closing Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 5(a), 5(b) and 5(d) hereof have been fulfilled; and

          (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, (A) the

     Registration Statement, as of its effective date, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) since the effective date of the Registration Statement there has not occurred any event required to be set forth in an amended or supplemented prospectus which has not been so set forth.

          (i)  Accountant's Letter.  The Company shall have furnished to the
               -------------------
Agents on the Closing Date a letter of Coopers & Lybrand, addressed jointly to the Company and the Agents and dated the Closing Date, of the type described in the American Institute of Certified Public Accountants' Statement on Auditing Standards No. 72, in form and substance reasonably satisfactory to the Agents, confirming that they are independent accountants with respect to the Company and its Subsidiaries within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

          (i) In their opinion, the financial statements and schedules audited by them and included in the Prospectus contained in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

          (ii) They have made a review of any unaudited financial statements included in the Prospectus in accordance with certain procedures specified in such letter;

          (iii) On the basis of the review referred to in (ii) above and a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

               (A) the unaudited financial statements, if any, included in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

               (B) the unaudited capsule information, if any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

               (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any change in the capital stock, any increase in short-term indebtedness or long-term debt of the Company and its Subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets as compared with amounts shown on the latest balance sheet included in the Prospectus; or

               (D) for the period from the date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in operating revenues, operating income, income before interest and other charges, net income or the ratio of earnings to fixed charges;

          (iv) They have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its Subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

          (j)  Additional Conditions.  There shall not have occurred:  (i) any
               ---------------------
change, or any development involving a prospective change, in or affecting primarily the business, properties, condition (financial or other), results of operations or prospects of the Company or the Company and its Subsidiaries taken as a whole which materially impairs the investment quality of the Notes; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; (iii) a general moratorium on commercial banking activities declared by Federal or New York State or Wisconsin authorities; (iv) any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (v) any outbreak or escalation of hostilities, any declaration of war by Congress or any other substantial national calamity or emergency; or (vi) any material adverse change in the existing financial, political or economic conditions in the United States, including any effect of international conditions on the financial markets in the United States, that in the judgment of the Agents makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Notes or the purchase of Notes from the Company as principal pursuant to the applicable Purchase Agreement, as the case may be.

          (k)  Other Information and Documentation.  Prior to the Closing Date,
               -----------------------------------
the Company shall have furnished to the Agents such further information, certificates and documents as the Agents or counsel to the Agents may reasonably request.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in the form and substance satisfactory to the Agents.

          SECTION 6.  Additional Covenants of the Company.
                      -----------------------------------

          The Company covenants and agrees that:

          (a)  Acceptance of Offer Affirms Representations and Warranties.  Each
               ----------------------------------------------------------
acceptance by it of an offer for the purchase of Notes shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore given to the Agents pursuant hereto are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent of the Notes relating to such acceptance as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented to each such time).

          (b)  Subsequent Delivery of Officers' Certificates.  The Company
               ---------------------------------------------
agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates or maturities of the Notes or the principal amount of Notes remaining to be sold or similar changes) or the Company files with the Commission any document incorporated by reference into any Prospectus, the Company shall, absent the submission of a certificate as provided below, be deemed to have represented to the Agents, (i) as of the date of such amendment, supplement or filing or (ii) if such amendment, supplement or filing was not filed during a Marketing Period, as of the first day of the next succeeding Marketing Period, that the statements contained in the certificate referred to in Section 5(h) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and each Prospectus as amended and supplemented to such time) or, in lieu of such representation, the Company may submit to the Agents a certificate of the same tenor as the certificate referred to in said Section 5(h), modified as necessary to relate to the Registration Statement and each Prospectus as amended and supplemented to the time of delivery of such certificate.

          (c)  Subsequent Delivery of Legal Opinion.  The Company agrees that
               ------------------------------------
during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates or maturities of the Notes or the principal amount of Notes remaining to be sold or similar changes) or the Company files with the Commission any document incorporated by reference into the Prospectus (other than such a document setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless in your reasonable judgment such financial statements or other information is of such a nature that an opinion of counsel should be furnished), the Company shall, (i) concurrently with such amendment, supplement or filing or
(ii) if such amendment, supplement or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, furnish the Agents and their counsel with the written opinion of Michael, Best & Friedrich, counsel for the Company, addressed to the Agents and dated the date of delivery of such opinion, in form satisfactory to the Agents, to the same effect as the opinion referred to in Section 5(f) hereof, but modified, as necessary, to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such opinion; provided, however, that in
                                                      --------  -------
lieu of such opinion, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

          (d)  Subsequent Delivery of Accountant's Letters.  The Company agrees
               -------------------------------------------
that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented to include additional financial information or the Company files with the Commission any document incorporated by reference into any Prospectus which contains additional financial information, the Company shall cause Coopers & Lybrand (or other independent accountants of the Company acceptable to the Agents) to furnish the Agents, (i) concurrently with such amendment, supplement or filing or (ii) if such amendment, supplement or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, a letter, addressed jointly to the Company and the Agents and dated the date of delivery of such letter, in form and substance reasonably satisfactory to the Agents, to the same effect as the letter referred to in Section 5(i) hereof but modified to relate to the Registration Statement and each Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or
                        --------  -------
any Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, such accountants may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of the Agents, should be covered by such letter, in which event such letter shall also cover such other information.

          (e)  Additional Requests for Settlement Date.  On any settlement date
               ---------------------------------------
for the sale of Notes, the Company shall, if requested by the Agent that solicited or received the offer to purchase any Notes being delivered on such settlement date, furnish such Agent with a written opinion of Michael, Best & Friedrich, counsel for the Company, an officers' certificate and/or an accountant's letter, dated such settlement date, in form satisfactory to such Agent, to the effect set forth in Section 5(f), Section 5(h) or Section 5(i) hereof, as the case may be, but modified, as necessary, to relate to the Prospectus relating to the Notes to be delivered on such settlement date; provided, however, that such request shall have been made by such Agent and
- --------  -------
agreed to by the Company concurrently with the trade to which it relates; and provided, further, that in lieu of such opinion described in Section 5(f), such
- --------  -------
counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated such settlement date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and such Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

          (f)  Notices Regarding the Order.  The Company agrees to notify each
               ---------------------------
Agent promptly of any modification, extension or revocation of the Order, and the Company shall immediately instruct each Agent to cease soliciting offers to purchase Notes to the extent that the Order expired or is revoked.

          SECTION 7.  Indemnification and Contribution.
                      --------------------------------

          (a) The Company shall indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which such Agent or controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Agent and controlling person for any reasonable legal and other expenses when and as incurred by such Agent or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such
           --------  -------
case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in either Form T-1 or made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein; provided, further, that as to any Prospectus included in the
         --------  -------
Registration Statement before it became effective under the Act (a "Preliminary Prospectus") this indemnity agreement shall not inure to the benefit of any Agent on account of any loss, claim, damage, liability or action arising from the sale of Notes to any person by that Agent if that Agent failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from noncompliance by the Company with
Section 3(b). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Agent or controlling person.

          (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and any person who controls the Company within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act, the Exchange Act or federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for inclusion therein, and shall reimburse the Company or any such director, officer or controlling person for any reasonable legal and other expenses when and as incurred by such indemnified party in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which any Agent may otherwise have to the Company or any of its directors, officers or controlling persons.

          (c) Promptly after receipt by an indemnified party under this Section of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to
                                    --------  -------
notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that
                                                      --------  -------
the Agents shall have the right to employ counsel to represent the Agents who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Agents against the Company under this Section if, in the reasonable judgment of the Agents, it is advisable for the Agents to be represented by separate counsel, and in that event the fees and expenses of such counsel shall be paid by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to an indemnified party under Section 7(a) or 7(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and any Agents on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and any Agents on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Agent on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bears to the total commissions received by such Agent with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or any Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold through such Agent and distributed to the public were offered to the public exceeds the amount of any damages which such Agent would have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          SECTION 8.  Status of Each Agent.
                      --------------------

          In soliciting offers to purchase the Notes from the Company pursuant to this Agreement (other than offers to purchase pursuant to Section 11), each Agent is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent and accepted by the Company, but such Agent shall have no liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) in particular, pay to the Agents any commission to which they would be entitled in connection with such sale.

          SECTION 9.  Representations and Warranties to Survive Delivery.
                      --------------------------------------------------

          All representations and warranties of the Company contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of the termination or cancellation of this Agreement or any investigation made by or on behalf of any Agent or any person controlling such Agent or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

          SECTION 10.  Termination.
                       -----------

          This Agreement may be terminated for any reason with respect to any party hereto, at any time, by any party hereto upon the giving of one day's written notice of such termination to the other parties hereto; provided, however, such termination shall be effective only with respect to such terminating party. If, at the time of a termination, an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser has not occurred, the provisions of Sections 3(c), 3(i) and (j) shall remain in effect until such Notes are delivered. The provisions of Sections 3(c), 3(d), 3(h), 4, 7, 8, 9, 12, 13 and 14 hereof shall survive any such termination.

          SECTION 11.  Purchases as Principal.
                       ----------------------

          Each sale of Notes to any Agent as principal, for resale to one or more investors or to another broker-dealer (acting as principal for purposes of resale), shall be made in accordance with the terms of this Agreement and a Purchase Agreement, whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing, which will provide for the sale of such Notes to, and the purchase thereof by, such Agent. A Purchase Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent including without limitation, the reallowance to any broker or dealer included in a selling group for the Notes of any portion of any discount or commission payable pursuant to a Purchase Agreement. The commitment of any Agent to purchase Notes of the Company pursuant to any Purchase Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Purchase Agreement shall contain the information specified in Exhibit C hereto. Such Purchase Agreement shall also specify any requirements for delivery of opinions of counsel and officers' certificates pursuant to Section 5 hereof.

          SECTION 12.  Notices.
                       -------

          Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the respective Agents shall be directed as follows:
_____________________, ____________________________, _______________________.
Notices to the Company shall be directed to it as follows: Madison Gas and Electric Company, 133 South Blair Street, Madison, Wisconsin 53703, Attention:
Vice President-Finance.

          SECTION 13.  Binding Effect; Benefits.
                       ------------------------

          This Agreement shall be binding upon each Agent, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Agent within the meaning of Section 15 of the Act, and (b) the indemnity agreement of the Agents contained in
Section 7 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          SECTION 14.  Governing Law; Counterparts.
                       ---------------------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of _________________. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

          SECTION 15.  Paragraph Headings.
                       ------------------

          The paragraph headings used in this Agreement are for convenience of reference only, and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                    Very truly yours,

                                    MADISON GAS AND ELECTRIC
                                    COMPANY


                                    By
                                       --------------------------
                                       Title:
CONFIRMED AND ACCEPTED, as of
 the date first above written:

[AGENT]

By
   ------------------------------
   Title:

[AGENT]

By
   -----------------------------
   Title:

                                                                       EXHIBIT A

                        Madison Gas and Elecric Company
                      Secured Medium-Term Notes, Series A
                Due from 9 Months to 35 Years from Date of Issue
                              Schedule of Payments

          The Company agrees to pay each Agent a commission equal to the following percentage of the aggregate dollar equivalent of the principal amount of Notes sold through such Agent:

                  Term                          Commission Rate
                  ----                          ---------------
9 months to less than 12 months                       .125%
12 months to less than 18 months                      .150%
18 months to less than 2 years                        .200%
2 years to less than 3 years                          .250%
3 years to less than 4 years                          .350%
4 years to less than 5 years                          .450%
5 years to less than 6 years                          .500%
6 years to less than 7 years                          .550%
7 years to less than 10 years                         .600%
10 years to less than 15 years                        .625%
15 years to less than 20 years                        .650%
20 years and longer                                   .750%


                                                                       EXHIBIT B



                        Madison Gas and Electric Company
                      Secured Medium-Term Notes, Series A
                Due from 9 Months to 35 Years from Date of Issue
                           Administrative Procedures


          Secured Medium-Term Notes, Series A, due from 9 months to 35 years from date of issue (the "Notes") are to be offered on a continuing basis by Madison Gas and Electric Company (the "Company"). _______________ and __________________, as agents (each an "Agent" and collectively, the "Agents"), have each agreed to use their reasonable best efforts to solicit offers to purchase the Notes. The Notes are being sold pursuant to an Agency Agreement between the Company and the Agents dated _________________, 1994 (as it may be supplemented or amended from time to time, the "Agency Agreement") to which these administrative procedures are attached as an exhibit. The Notes will be issued pursuant to an Indenture, dated as of March 1, 1994 (as it may be amended or supplemented from time to time, the "Indenture"), between the Company and M&I First National Bank, as trustee (the "Trustee") and the Company will issue its first mortgage bond, 2029 Series (the "Collateral Bond") and pledge it to the Trustee to secure the Notes. The Notes have been registered with the Securities and Exchange Commission (the "Commission"). Terms defined in the Prospectus relating to the Notes (the "Prospectus") and in the Agency Agreement shall have the same meaning when used in this exhibit. Special administrative procedures for Global Securities relating to Book-Entry Notes follow these administrative procedures.

          Administrative responsibilities, document control and record-keeping functions to be performed by the Company will be performed by or under the direction of its Vice President-Finance. Administrative procedures for the offering are explained below.

Price to Public
- ---------------

          Each Note will be issued at 100% of principal amount, unless otherwise determined by the Company.

Date of Issuance
- ----------------

          Each Note will be dated and issued as of the date of its authentication by the Trustee.

Maturities
- ----------

          Each Note will mature on a Business Day (as defined below) selected by the purchaser and agreed upon by the Company, such date being at least 9 months but not more than 35 years from the date of issuance. Each Floating Rate Note will mature on an Interest Payment Date (as defined below).

          "Business Day" shall mean any day which is not a Saturday or Sunday and which is not a day on which banking institutions are generally authorized or obligated by law to close in Milwaukee, Wisconsin or The City of New York.

Registration
- ------------

          Notes will be issued only in fully registered form as either a Book-Entry Note or a Certificated Note. Certificated Notes may be presented for registration of transfer or exchange at the Trustee's New York office.

Denominations
- -------------

          The Notes (other than Notes represented by Global Securities) will be issued and payable in U.S. dollars in the denomination (unless otherwise specified in the applicable Pricing Supplement) of $1,000 and any larger denomination which is an integral multiple of $1,000.

Interest Payments
- -----------------

          Each Note bearing interest at a fixed rate (a "Fixed Rate Note") will bear interest from its issue date at the annual rate stated on the face thereof, payable on January 15 and July 15 of each year (each an "Interest Payment Date" with respect to such Fixed Rate Note) and at Stated Maturity or upon redemption, if applicable.

          Special provisions are set forth in the Prospectus relating to Notes bearing interest at a rate or rates determined by reference to an interest rate formula ("Floating Rate Notes") at a rate determined pursuant to the formula stated on the face thereof, payable in arrears on such dates as are specified therein (each an "Interest Payment Date" with respect to such Floating Rate
Note).

          Interest on Fixed Rate Notes will be calculated and paid on the basis of a 360-day year of twelve 30-day months. Unless otherwise provided in the applicable Pricing Supplement, interest will be payable to the person in whose name such Note is registered at the close of business on the January 1 or July 1 (whether or not a Business Day) next preceding the respective January 15 or July 15 Interest Payment Date with respect to Fixed Rate Notes or the fifteenth day (whether or not a Business Day) next preceding an Interest Payment Date with respect to Floating Rate Notes (the "Record Dates"); provided, however, that
                                                     --------  -------
interest payable at Stated Maturity will be payable to the person to whom principal shall be payable. Any payment of principal and interest on such Note required to be paid on an Interest Payment Date or at Stated Maturity or upon redemption, if applicable, which is not a Business Day shall be postponed to the next day which is a Business Day. The first payment of interest on any Note originally issued between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date. All interest payments, excluding interest payments made at Stated Maturity or upon redemption, if applicable, will be made by check mailed to the person entitled thereto as provided above, or, at the option of the Company, by wire transfer to an account maintained by such person with a bank located in the United States. Notwithstanding the foregoing, the holder of $1 million or more in aggregate principal amount of Notes with the same Interest Payment Date may request interest payment by wire transfers.

          On the fifth Business Day immediately preceding each Interest Payment Date, the Trustee will furnish the Company with the total amount of the interest payments to be made on such Interest Payment Date. The Trustee (or any duly selected paying agent) will provide monthly to the Company's Treasury Department a list of the principal and interest to be paid on Notes maturing in the next succeeding month. The Company will provide to the Trustee not later than the payment date sufficient moneys to pay in full all principal and interest payments due on such payment date. The Trustee will assume responsibility for withholding taxes on interest paid as required by law.

Acceptance and Rejection of Offers
- ----------------------------------

          The Company shall have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. Each Agent shall promptly communicate to the Company, orally or in writing, each reasonable offer to purchase Notes from the Company received by it other than those rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised without advising the Company, to reject any offers in whole or in part.

Settlement
- ----------

          The receipt of immediately available funds in U.S. Dollars by the Company in payment for a Note (less the applicable commission) and the authentication and issuance of such Note shall, with respect to such Note, constitute "Settlement." All offers accepted by the Company will be settled from one to five Business Days from the date of acceptance by the Company pursuant to the timetable for Settlement set forth below unless the Company and the purchaser agree to Settlement on a later date; provided, however, that the
                                                   --------  -------
Company will so notify the Trustee of any such later date on or before the Business Day immediately prior to the Settlement date.

Settlement Procedures
- ---------------------

          In the event of a purchase of Notes by an Agent, as principal, appropriate Settlement details will be set forth in the applicable Purchase Agreement to be entered into between such Agent and the Company pursuant to the Agency Agreement.

          Settlement procedures with regard to each Note sold through each Agent shall be as follows:

          A. Such Agent (the "Presenting Agent") will advise the Company by telephone confirmed in writing or by telex or facsimile of the following Settlement information:

          1. Exact name in which the Note is to be registered ("Registered Owner").

          2. Exact address of the Registered Owner and address for payment of principal and interest, if any.

          3.   Taxpayer identification number of the Registered Owner.

          4. Principal amount of the Note (and, if multiple Notes are to be issued, denominations thereof).

          5.   Settlement date.

          6.   Stated Maturity.

          7. Issue Price and any OID information (e.g., total amount of OID, the yield to maturity and the initial accrual period OID).

          8.   Trade Date/Original Issue Date.

          9.   Interest rate:

               (a)  Fixed Rate Notes:

                    i)   interest rate
                    ii)  overdue rate, if any

               (b)  Floating Rate Notes:

                       i)   interest rate basis
                      ii)   initial interest rate
                     iii)   spread or spread multiplier, if any
                      iv)   interest rate reset periods
                       v)   interest payment dates
                      vi)   index maturity
                     vii)   maximum and minimum interest rates, if any
                    viii)   record dates

                      ix)   interest determination dates
                       x)   overdue rate, if any

          10. The date on or after which the Notes are redeemable at the option of the Company, and additional redemption or repurchase provisions, if any.

          11.  Wire transfer information.

          12. Presenting Agent's Commission (to be paid in the form of a discount from the proceeds remitted to the Company upon Settlement).

          B. The Company will confirm the above Settlement information to the Trustee by telephone, telex or facsimile, and the Trustee will assign a Note number to the transaction. If the Company rejects an offer, the Company will promptly notify the Presenting Agent and the Trustee by telephone.

          C. The Trustee will complete the first page of the preprinted 4-ply Note packet (Note: Such a packet need not be prepared if the Company is
             ----
utilizing the book-entry system, see procedures below), the form of which was
                                 ---
previously approved by the Company, the Agents and the Trustee.

          D. The Trustee will deliver the Note (with the attached white confirmation) and the yellow and blue stubs to the Presenting Agent. Such Agent will acknowledge receipt of the Note by completing the yellow stub and returning it to the Trustee.

          E. The Presenting Agent will cause to be wire transferred to a bank account designated by the Company immediately available funds in U.S. dollars in the amount of the principal amount of the Note, less the applicable commission or discount, if any.

          F. The Presenting Agent will deliver the Note (with the attached white confirmation) to the purchaser against payment in immediately available funds in the amount of the principal amount of the Note. The Presenting Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Note with or prior to any written offer of Notes, delivery of the Note and the confirmation and payment by the purchaser for the Note.

          G. The Presenting Agent will obtain the acknowledgement of receipt for the Note and Prospectus by the purchaser through the purchaser's completion of the blue stub.

          H. The Trustee will mail the pink stub to the Company's Vice President-Finance.

Settlement Procedures Timetable
- -------------------------------

          For offers accepted by the Company, Settlement procedures "A" through "H" set forth above shall be completed on or before the respective times set forth below:


     Settlement
     Procedure           Time  (New York)
     ----------          ----
          A              5 PM on date of order
          B              3 PM on the Business Day prior to Settlement date
          C-D            12 noon on the Settlement date
          E              2:15 PM on the Settlement date
          F-G            3 PM on the Settlement date
          H              5 PM on Business Day after the Settlement date


Fails
- -----

          In the event that a purchaser of a Note shall either fail to accept delivery of or make payment for such Note on the date fixed by the Company for Settlement, the Presenting Agent will immediately notify the Trustee and the Company's Treasurer by telephone, confirmed in writing, of such failure and return the Note to the Trustee. Upon the Trustee's receipt of the Note from the Presenting Agent, the Company will promptly return to the Presenting Agent an amount of immediately available funds in U.S. dollars equal to any amount previously transferred to the Company in respect of the Note pursuant to advances made by such Agent. Such returns will be made on the Settlement date, if possible, and in any event not later than 12 noon (New York City time) on the Business Day following the Settlement date. The Company will reimburse the Presenting Agent on an equitable basis for its loss of the use of the funds during the period when the funds were credited to the account of the Company. Upon receipt of the Note in respect of which the default occurred, the Trustee will mark the Note "cancelled," make appropriate entries in its records and deliver the Note to the Company with an appropriate debit advice. The Presenting Agent will not be entitled to any commission with respect to any Note which the purchaser does not accept or make payment for.

Redemption
- ----------

          Except as otherwise specified in the applicable Pricing Supplement and on the Notes, the Notes will not be redeemable prior to their Stated Maturity. If so specified in a Pricing Supplement and on the Note, such Note will be subject to redemption by the Company, at any time on or after the date set forth on such supplement and the Note, in whole or from time to time in part, at the option of the Company, at the redemption price set forth therein, together with interest accrued thereon on the date of redemption.

          Notice of redemption shall be given by first-class mail postage prepaid, mailed not less than 30 days nor more than 60 days prior to the date of redemption, to each holder of Notes to be redeemed, in accordance with the Indenture. In the event of redemption in part of any Note, a new Note for the amount of the unredeemed portion shall be issued in the name of the Holder upon cancellation of the redeemed Note.

Maturity
- --------

          Upon presentation of each Note at Stated Maturity the Trustee (or any duly appointed paying agent) will pay the principal amount thereof, together with accrued interest through the date of redemption. Such payment shall be made in immediately available funds in U.S. dollars, provided that the Note is presented to the Trustee (or any such paying agent) in time for the Trustee (or such paying agent) to make payments in such funds in accordance with its normal procedures. The Company will provide the Trustee (and any such paying agent) with funds available for immediate use for such purpose. Notes presented at Stated Maturity will be cancelled by the Trustee as provided in the Indenture.

Procedures for Establishing the Terms of the Notes
- --------------------------------------------------

          The Company and the Agents will discuss from time to time the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Agents. Once any Agent has recorded any indication of interest in Notes upon certain terms and communicated with the Company, if the Company accepts an offer to purchase Notes upon such terms, the Company will prepare a Pricing Supplement in the form previously approved by the Agents, reflecting the terms of such Notes and, after approval from the Presenting Agent, will arrange to have 10 copies of such Pricing Supplement (together with the Prospectus, if amended or supplemented) filed with the Commission and will supply an appropriate number of copies of the Prospectus, as then amended or supplemented, together with such Pricing Supplement, to the Presenting Agent. See "Delivery of Prospectus." No settlements with respect to Notes upon such terms may occur prior to such filing and the Presenting Agent will not, prior to such filing, mail confirmations to customers who have offered to purchase Notes upon such terms. After such filing, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

          If the Company decides to post rates and a decision has been reached to change interest rates, the Company will promptly notify each Agent. Each Agent will forthwith suspend solicitation of purchasers. At that time, the Agents will recommend and the Company will establish rates to be so "posted." Following establishment of posted rates and prior to the filing described in the following sentence, the Agents may only record indications of interest in purchasing Notes at the posted rates. Once any Agent has recorded any indication of interest in Notes at the posted rates and communicated with the Company, if the Company plans to accept an offer at the posted rate, the Company will prepare a Pricing Supplement reflecting such posted rates and, after approval from the Presenting Agent, will arrange to have 10 copies of such Pricing Settlement (together with the Prospectus if amended or supplemented) filed with the Commission and will supply an appropriate number of copies of the Prospectus, as then amended or supplemented, to the Presenting Agent. See "Delivery of Prospectus." No settlements at the posted rates may occur prior to such filing and the Presenting Agent will not, prior to such filing, mail confirmations to customers who have offered to purchase Notes at the posted rates. After such filing, sales, mailing of confirmations and settlements may resume, subject to the provisions of "Delivery of Prospectus" below.

Suspension of Solicitation; Amendment or Supplement
- ---------------------------------------------------

          In the event that at the time the Agents, at the direction of the Company, suspend solicitation of offers to purchase from the Company there shall be any orders outstanding which have not been settled, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus
- ----------------------

          A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof, together with the applicable Pricing Supplement, must be delivered to a purchaser prior to or simultaneously with the earlier of the delivery of (i) the written confirmation of a sale sent to a purchaser or his agent and (ii) any Note purchased by such purchaser. The Company shall ensure that the Presenting Agent receives copies of the Prospectus and each amendment or supplement thereto (including the applicable Pricing Supplement) by 11:00 A.M. on the Business Day following the date of order in such quantities as will enable the Presenting Agent to deliver such confirmation to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. Copies of Pricing Supplements should be delivered (a) in the case of Notes for which _______________ is Presenting Agent, to _____________________, Attention:
_________; and (b) in the case of Notes for which ____________________ is
Presenting Agent to ______________________, Attention:  _______________________.
If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Company and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus. The Trustee will make all such deliveries with respect to all Notes sold directly by the Company.

Authenticity of Signatures
- --------------------------

          The Company will cause the Trustee to furnish the Agents from time to time with the specimen signatures of each of the Trustee's officers, employees and agents who have been authorized by the Trustee to authenticate Notes, but the Agents will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

Advertising Costs
- -----------------

          The Company will determine with the Agents the amount and nature of advertising that may be appropriate in offering the Notes. Advertising expenses incurred with the consent of the Company will be paid by the Company.


             SPECIAL ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

          Each Note will be represented by either a Global Security delivered to the Trustee, as agent for the Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the Holder thereof or a Person designated by such Holder (a "Certificate Note"). An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note. In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC and a Medium-Term Note Certificate Agreement previously entered into between the Trustee and DTC, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). Except as otherwise set forth in this Exhibit B, Book-Entry Notes will be issued in accordance with the administrative procedures set forth below.

Issuance On any date of settlement (as defined under "Settlement" below) for one or more Fixed Rate Book-Entry Notes, the

                         Company will issue a single Global Security in fully registered form without coupons representing all of such Notes that have the same original issuance date, interest rate and Stated Maturity. Similarly, on any settlement date for one or more Floating Rate Book-Entry Notes, the Company will issue a single Global Security representing all of such Notes that have the same interest rate formula, Original Issuance Date, Interest Rate Basis, Initial Interest Rate, Interest Payment Dates, Index Maturity, Spread, Spread Multiplier, if any, minimum interest rate (if any), maximum interest rate (if any) and Stated Maturity. Each Global Security will be dated and issued as of the date of its authentication by the Trustee, as Trustee. Each Global Security will be dated and issued as of the date of its authentication by the Trustee, as Trustee. Each Global Security will have an interest accrual date (the "Interest Accrual Date"), which will be (i) with respect to an original Global Security (or any portion thereof), its Original Issuance Date and (ii) with respect to any Global Security (or portion thereof) issued subsequently upon exchange of a Global Security or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Security or Securities (or if no such payment or provision has been made, the Original Issue Date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. No Global Security will represent (i) both a Fixed Rate and a Floating Rate Book-Entry Note or (ii) any Certificated Note.

Identification
 Numbers: The Company will arrange, on or prior to commencement of a program for the offering of Book-Entry Notes, with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers), consisting of approximately 900 CUSIP numbers and relating to Global Securities representing the Book-Entry Notes. The Trustee has or will obtain from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and will deliver to the Company and DTC such written list of 900 CUSIP numbers of such series. The Company will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B." DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers the Trustee shall deliver such additional CUSIP numbers to the Company and DTC.

Registration:            Each Global Security will be registered in the name of
                         Cede & Co., as nominee for DTC, on the Security
                         Register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:               Transfers of a Book-Entry Note will be accomplished by
                         book entries made by DTC
                         and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Consolidation and
Exchange:                The Trustee may deliver to DTC and the CUSIP Service
                         Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more
                         Outstanding Global Securities that represent (A) Fixed
                         Rate Book-Entry Notes having the same Original Issue
                         Date, interest rate and Stated Maturity and with respect to which interest has been paid to the same date and (B) Floating Rate Book-Entry Notes having the same Interest Rate Basis, Original Issue Date, Initial
                         Interest Rate, Interest Rate, Interest Payment Dates,
                         Interest Payment Period, Index Maturity, Spread or
                         Spread Multiplier, if any, minimum interest rate (if any), maximum interest rate (if any) and Stated
                         Maturity and with respect to which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment
                         Date for such Book-Entry Notes, on which such Global
                         Securities shall be exchanged for a single replacement
                         Global Security and (iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement
                         Global Security. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single
                         Global Security bearing the new CUSIP number and a new
                         Interest Accrual Date,
                         and the CUSIP numbers of the exchanged Global
                         Securities will, in accordance with CUSIP Service
                         Bureau procedures, be cancelled and not immediately reassigned.

Maturities:              Each Book-Entry Note will mature on a date not less
                         than nine months and not more than thirty-five years after the settlement date for such Note. A Floating
                         Rate Book-Entry Note will mature only on an Interest
                         Payment Date for such Note.

Denominations:           Unless otherwise specified in the applicable Pricing
                         Supplement, book-Entry Notes will be issued in principal amounts of $100,000 or any amount in excess thereof that is an integral multiple of $1,000.

Interest:                General.  Interest on each Book-Entry Note will accrue
                         -------
                         from the Interest Accrual Date of the Global Security representing such Note. Each payment of interest on a Book-Entry Note will include interest accrued through the day preceding, as the case may be, the Interest
                         Payment Date or Maturity; provided, however, that if the Interest Reset Dates with respect to any such Note are daily or weekly, interest payable on any Interest
                         Payment Date, other than interest payable on any date on which principal for such Note is payable, will include interest accrued from but excluding the second preceding Regular Record Date to and including he next preceding Regular Record Date. Interest payable at the Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable.
                         Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard & Poor's Corporation.

                         On the first Business Day of January, April, July and October of each year, the Trustee will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Floating Rate Book-Entry Notes during the six-month period beginning on such first Business Day. Promptly after each Interest Determination Date (as referred to under "Settlement Procedures" below) for Floating Rate Notes, the Company will notify the Trustee, and the Trustee in turn will notify Standard & Poor's Corporation, of the interest rates determined on such Interest Determination Date.

Payments of Principal
and Interest:            Payments of Interest Only.  Promptly after each Regular
                         -------------------------
                         Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest
                         Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. The
                         Company will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment
                         Date (other than at Maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment."

                         Payment at Maturity.  On or about the first Business
                         -------------------
                         Day of each month, the Trustee will deliver to the Company, DTC and each of the paying agents a written list of principal and interest to be paid on each Global Security maturing in the following month. The Company, each of the paying agents and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security. The Company will pay to the Trustee, as paying agent, the principal amount of such Global Security, together with interest due at such Maturity. The Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment."

                         Promptly after payment to DTC of the principal and interest due at the Maturity of such Global Security, the Trustee will cancel such Global Security and deliver it to the Company with an appropriate debit advice. On the first Business Date of each month, the Trustee will prepare a written statement indicating the total principal amount of Outstanding Global Securities for which it serves as trustee as of the immediately preceding Business Day.

                         Manner of Payment.  The total amount of any principal
                         -----------------
                         and interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in funds available for use by the Trustee as of 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee. The Company will confirm such instructions in writing to the Trustee, with a copy to each other paying agent. For Maturity, redemption or any other principal payments: prior to 10 A.M. (New York City time) on such date or as soon as possible thereafter, the Trustee will make such payments to DTC in same day funds in accordance with DTC's Same Day Funds Settlement Paying Agent Operating Procedures. For interest payments: the Trustee will make such payments to DTC in accordance with existing arrangements between DTC and the Trustee. DTC will allocate such payments to its participants in accordance with its existing operating procedures. Neither the Company (either as issuer or as paying agent) nor the Trustee shall have any direct responsibility or liability for the payment by DTC to such

                         Participants of the principal of and interest on the Book-Entry Notes.

                         The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement Procedures:   Settlement Procedures with regard to each Book-Entry
                         Note sold by the Company through an Agent, as agent, shall be as follows:

                         A. The Presenting Agent will advise the Company by telephone (confirmed in writing or telex or facsimile), of the following settlement information:

                              1. Exact name in which Note is to be registered ("Registered Owner").

                              2. Exact address of the Registered Owner and address for payments of principal and interest, if any.

                              3.    Taxpayer identification number of the
                                    Registered Owner.

                              4.    Principal amount of the Note (and, if
                                    multiple Notes are to be issued,
                                    denominations thereof).

                              5.    Settlement Date.

                              6.    Stated Maturity.

                              7.    Issue Price and any OID information.

                              8.    Trade date.

                              9. The DTC Participant account number of such Agent.

                              10.   Interest rate:

                                    (a) Fixed Rate Notes:

                                         i)   interest rate
                                         ii)  overdue rate, if any

                                    (b)  Floating Rate Notes:

                                         i)   interest rate basis
                                        ii)   initial interest rate
                                       iii)   spread or spread multiplier, if
                                              any
                                        iv)   interest rate reset periods
                                         v)   interest payment dates
                                        vi)   index maturity
                                       vii)   maximum and minimum interest
                                              rates, if any
                                      viii)   record dates
                                        ix)   interest determination dates
                                         x)   overdue rate, if any

                              11. The date on or after which the Notes are redeemable at the option of the Company, and additional redemption or repurchase provisions, if any.

                              12.   Wire transfer information.

                              13. Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Company upon Settlement).

                         B. The Company will assign a CUSIP number to the Global Security representing such Note and then advise the Trustee by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Settlement Procedure "A" above, such CUSIP number and the name of such Agent.

                         C. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the Presenting Agent, Standard & Poor's Corporation and, upon request, the
                              Trustee:

                              1. The information set forth in Settlement Procedure "A."

                              2. Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

                              3. Initial Interest Payment Date for such Note, number of days by which such date succeeds the related "DTC Regular Record Date" (which term means the Regular Record Date except in the case of Floating Rate Notes which reset daily or weekly in which case it means the date 5 calendar days immediately preceding the Interest Payment Date) and amount of interest payable on such Interest Payment Date.

                              4. Frequency of interest payments (monthly, semiannually, quarterly, etc.).

                              5.    CUSIP number of the Global Security
                                    representing such Note.

                              6. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

                         D. The Trustee, as Trustee, will complete and authenticate the certificate evidencing the Global Security representing such Book-Entry Note.

                         E. DTC will credit such Note to the Trustee's participant account at DTC.

                         F. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such

                              Note to the Trustee's participant account and credit such Note to the Presenting Agent's participant account and (ii) debit the Presenting Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less the Presenting Agent's commission.

                         G. The Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Presenting Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Note.

                         H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                         I. The Trustee will credit to an account of the Company maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "F."

                         J. The Presenting Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Note with or prior to any written offer of Notes and the confirmation and payment by the purchaser of the Note.

                              The Presenting Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures
Timetable:               For orders of Book-Entry Notes solicited by an Agent,
                         as agent, and accepted by the Company for settlement, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:


                         Settlement
                         Procedure            Time
                         ---------            ----
                         A-B        11:00 A.M. on the sale date
                         C            2:00 P.M. on the sale date
                         D            3:00 P.M. on the day before
                                            settlement date
                         E          10:00 A.M. on settlement date
                         F-G          2:00 P.M. on settlement date
                         H            4:45 P.M. on settlement date
                         I-J          5:00 P.M. on settlement date


                         If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A," "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M. and 2:00 P.M., as the case may be, on the first Business Day after the sale date. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 11:00 A.M. and 12:00 Noon, respectively, on the second Business Day before the settlement date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                         If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's

                         Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:       If the Trustee fails to enter an SDFS deliver order
                         with respect to a Book-Entry Note pursuant to Settlement Procedure "F," the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Note to the Trustee's participant account.
                         DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global
                         Security "canceled," make appropriate entries in the Trustee's records and send such canceled Global
                         Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP
                         Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Global Security for two
                         Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global
                         Security.

                         If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Note may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G," respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                         Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "D," for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

                                                                       EXHIBIT C


                               PURCHASE AGREEMENT
                               ------------------



Madison Gas and Electric Company                ____________, 19__
133 South Blair Street
Madison, Wisconsin  53703

Attention:  Vice President-Finance

          The undersigned agrees to purchase the following principal amount of the Notes described in the Agency Agreement dated ______________, 1994 (as it may be supplemented or amended from time to time, the "Agency Agreement"):

          Principal Amount:           $ _____________
          Interest Rate:                _____%
          Discount:                     _____% of Principal Amount
          Aggregate Price to be
           paid to the Company
           (in immediately
           available funds):          $ _____________
          Settlement Date:              _____________
          Other Terms:                  _____________

          Our obligation to purchase Notes hereunder is subject to the continued accuracy of your representations and warranties contained in the Agency Agreement and to your performance and observance of all applicable covenants and agreements contained therein, including, without limitation, your obligations pursuant to Section 7 thereof. Our obligation hereunder is subject to the further condition that we shall receive, in each case dated as of the above Settlement Date (a) the opinion required to be delivered pursuant to Section 5(f) of the Agency Agreement, (b) the certificates required to be delivered pursuant to Sections 5(h) and 6(e) of the Agency Agreement, (c) the letter referred to in Section 5(i) and (d) [insert other conditions as appropriate].

          In further consideration of our agreement hereunder, you agree that between the date hereof and the above Settlement Date, you will not offer or sell, or enter into any agreement to sell, any debt securities of the Company, [other than borrowings under a revolving credit agreement or line of credit, the private placement of securities and issuances of commercial paper].

          We may terminate this Agreement, immediately upon notice to you, at any time prior to the Settlement Date, if prior thereto there shall have occurred: (i) any change, or any development involving a prospective change, in or affecting primarily the business, properties, condition (financial or other), results of operations or prospects of the Company or the

Company and its Subsidiaries taken as a whole which materially impairs the investment quality of the Notes; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities;
(iv) any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national calamity or emergency; or (vi) any material adverse change in the existing financial, political or economic conditions in the United States, or you are unable to provide any of the opinions, certificates or letters referred to in the second preceding paragraph. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in Sections 4, 7 and 13 of the Agency Agreement.

          This Agreement shall be governed by and construed in accordance with the laws of the State of ________________.

                              [Insert name of Agent[s]]


                              By _____________________________
                                 [Title]


Accepted:           , 19__

MADISON GAS AND ELECTRIC COMPANY


By _________________________
   [Title]

                                      C-2